UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

1-1232	DUKE ENERGY OHIO, INC. (an Ohio corporation) 139 East Fourth Street Cincinnati, Ohio 45202 704-382-3853	31-0240030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On April 6, 2015, Duke Energy Corporation (“Duke Energy”) entered into agreements with each of Goldman, Sachs & Co. and JPMorgan Chase Bank, National Association (the “Dealers”) to repurchase an aggregate of $1.5 billion of Duke Energy common stock under an accelerated stock repurchase program (the “ASR”).
Under the terms of the ASR agreements, Duke Energy will make a $750 million payment to each of the Dealers on April 6, 2015, and will receive an initial delivery from each of the Dealers of approximately 8.3 million shares, or approximately 16.6 million shares in the aggregate, which is approximately 85 percent of the total number of shares of Duke Energy common stock expected to be repurchased under the ASR. The final number of shares to be repurchased is dependent upon the average of the daily volume-weighted average stock prices of Duke Energy’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreements. Under certain circumstances the delivery of additional shares of common stock to Duke Energy or an additional delivery of shares of common stock or a cash payment, at Duke Energy’s election, by Duke Energy to the Dealers may be required. The final settlement of each of the ASR transactions is expected to occur by the end of the third quarter of 2015.
Copies of the ASR agreements are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 2.01.  Completion of Acquisition or Disposition of Assets.
On April 2, 2015, Duke Energy SAM, LLC (“DE SAM”), a subsidiary of Duke Energy and formerly a subsidiary of Duke Energy Ohio, Inc. (“Duke Energy Ohio”), and Duke Energy Commercial Enterprises, Inc. (“DECE”), also a subsidiary of Duke Energy, closed the transaction to sell Duke Energy's Midwest commercial generation business, including DE SAM's ownership interest in 11 power plants and DECE's ownership interest in Duke Energy Retail Sales, LLC, Duke Energy's competitive retail business in Ohio, to Dynegy Resource I, LLC, a subsidiary of Dynegy, Inc., for approximately $2.8 billion in cash.
The Midwest commercial generation business was classified as discontinued operations in Duke Energy's and Duke Energy Ohio’s Form 10-K for the annual periods ended December 31, 2014, December 31, 2013, and December 31, 2012. Accordingly, there are no pro forma effects on the historical income from continuing operations, as previously reported, from the disposal of these operations. The estimated pretax loss on the sale of the Midwest commercial generation business of $929 million and $959 million was recorded by Duke Energy and Duke Energy Ohio, respectively, for the year ended December 31, 2014. The loss on the sale will be updated based on final true-ups.
Item 9.01.  Financial Statements and Exhibits.
(c) Exhibits.
10.1 Master Confirmation dated April 6, 2015, between Duke Energy Corporation and Goldman, Sachs & Co., as dealer.
10.2 Master Confirmation dated April 6, 2015, between Duke Energy Corporation and JPMorgan Chase Bank, National Association, as dealer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date:	April 6, 2015	By:	/s/ Brian D. Savoy
		Name:	Brian D. Savoy
		Title:	Senior Vice President, Chief Accounting Officer and Controller

DUKE ENERGY OHIO, INC.

Date:	April 6, 2015	By:	/s/ Brian D. Savoy
		Name:	Brian D. Savoy
		Title:	Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Master Confirmation dated April 6, 2015, between Duke Energy Corporation and Goldman, Sachs & Co., as dealer.

10.2	Master Confirmation dated April 6, 2015, between Duke Energy Corporation and JPMorgan Chase Bank, National Association, as dealer.